SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ] Filed by a party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X ] Definitive  Proxy  Statement
[  ] Definitive  Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BNCCORP, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed minimum aggregate value of transaction:

          5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously paid:

                  2)       Form, Schedule or Registration Statement No.:

                  3)       Filing Party:

                  4)       Date Filed:

                                  BNCCORP, INC.
                                  322 East Main
                          Bismarck, North Dakota 58501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 7, 2000



         The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 7, 2000, at the Holiday Inn, 605 East Broadway Avenue, Bismarck, North Dakota, to consider and take action upon the following matters:

          1.   To elect three directors to hold office for three years and until
               their   respective   successors   shall  have  been  elected  and
               qualified; and

          2. To ratify the appointment of Arthur Andersen LLP as BNC's independent public accountants for 2000.

         The Board of Directors has set the close of business on Friday, April 14, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                 By Order of the Board of Directors



                                         Annette Eckroth
                                           Secretary
Bismarck, North Dakota
May 8, 2000

                                  BNCCORP, INC.
                                  322 EAST MAIN
                          BISMARCK, NORTH DAKOTA 58501

                                 PROXY STATEMENT

         This Proxy Statement is furnished to holders of common stock ("Common Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 7, 2000 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on April 14, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,399,980 shares of Common Stock outstanding. This proxy statement and BNC's 1999 Annual Report is being mailed to each stockholder of record on the Record Date commencing May 8, 2000.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors and for the approval of the independent accountants set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted.

         Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum at the Annual Meeting. The election of directors requires the plurality of the votes cast by stockholders who are present in person or represented by proxy at the Annual Meeting. Shares may be voted for or withheld for each nominee as a director. The ratification of the selection of independent public accountants requires a majority of the votes cast by stockholders who are present in person or represented by proxy at the Annual Meeting. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for any or all matters (broker "non-votes") are not considered "shares present" and will not affect the outcome of the vote. Under BNC's bylaws, no business other than that stated in the notice of Annual Meeting may be transacted at the Annual Meeting.




                        PROPOSAL 1: ELECTION OF DIRECTORS

General

         At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. B. Scott and LaBreche and Ms. Rebel as members of the class to serve until the 2003 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers

         The following table provides certain information, as of April 15, 2000, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.



                                        Principal Occupation, Period of Service                     Board Committee
          Name and Age                   as a Director, Business Experience and                     Memberships
                                                   Other Information
 -------------------------------------------------------------------------------------------------------------------------------
 NOMINEES:

LaBreche, James D.          53   James D.  LaBreche,  who has been a director of BNC since  September  1999,   N/A
                                 became  President  and Chief  Operating  Officer  of BNC  National  Bank of
                                 Minnesota  ("BNC - Minnesota")  in  February  1999.  From 1994 to 1999,  he
                                 served as Vice  President - Business  Development  for National  City Bank,
                                 Minneapolis,  MN.  From 1991 to 1994,  Mr.  LaBreche  served as Senior Vice
                                 President and Senior Lending Officer for Marquette Bank Golden Valley.

Rebel, Brenda L.            41   Brenda L. Rebel, a Certified Public Accountant,  has been a director of BNC   N/A
                                 since September 1999 and has served as Chief  Financial  Officer and Senior
                                 Vice  President  since  January  1998.  She  served  as   Vice  President -
                                 Corporate  Controller  from  August  1995  to  January  1998  and  as  Vice
                                 President - Regulatory Compliance from June 1991 to July 1995.

Scott, Brad J.              42   Brad J.  Scott,  who has been a director  of BNC since May 1994,  serves as   N/A
                                 BNC National  Bank's  ("BNC--North  Dakota")  Executive Vice  President. He
                                 served as BNC's Chief Credit  Officer  between July 1992 and January  1997.
                                 He joined BNC C North Dakota in January  1991 as the Senior Vice  President
                                 of Commercial Lending.

OTHER DIRECTORS:

Cleveland, Gregory K.       52  Gregory  K.  Cleveland,  a  Certified  Public  Accountant,  has served as an   Member of
                                executive  officer and director of BNC since its  inception in 1987.  He has   Executive
                                served as President of BNC since March 1995 and as Chief  Operating  Officer   Committee
                                since  January  1998.  He  served  as Chief  Financial  Officer  of BNC from
                                February  1994  to  January  1998.  Mr.  Cleveland's  term on the  Board  of
                                Directors will expire in 2001.

Hipp, John A., M.D.         53  John  A.  Hipp,  M.D.,  who has  been a  director  of BNC  since  1988,  has   Member of
                                practiced  medicine  in  Bismarck  since 1980 as a  principal  in  Pathology   Compensation
                                Consultants,  a professional  corporation specializing in medical laboratory   Committee
                                and computer  consulting  services.  Dr. Hipp is board certified in anatomic and clinical  pathology by the American Board of Pathology.  Dr. Hipp's term on the Board of Directors will expire in 2001.

Johnsen, Richard M., Jr.    55  Richard M.  Johnsen,  Jr.,  who has been a director  of BNC since June 1995,   Member of Audit
                                has served since 1979 as Chairman of the Board and Chief  Executive  Officer   Committee
                                of Johnsen  Trailer  Sales,  Inc.,  which  sells and  services  trailers  in
                                Bismarck and Fargo,  North Dakota.  Since 1990,  Mr. Johnsen has also been a partner in Johnsen Real Estate  Partnership,  which owns and operates rental property in Bismarck and Fargo,  North  Dakota.  Mr.  Johnsen's  term on the
                                Board of Directors will expire in 2002.

Scott, Tracy J.             52  Tracy J. Scott,  a Certified  Public  Accountant,  has served as Chairman of   Member of
                                the  Board,  Chief  Executive  Officer  and a  director  of BNC since he and   Executive
                                Gregory K.  Cleveland  founded BNC in 1987. Mr. Scott's term on the Board of   Committee
                                Directors will expire in 2001.


                                       2

Shaffer, John M.            53  John M. Shaffer,  who has been a director of BNC since June 1995, has served   Member of the
                                since 1988 as  President of Atlas,  Inc., a ready mix concrete  producer and   Audit Committee
                                concrete  construction company based in Bismarck,  North Dakota. Since 1979,
                                Mr.  Shaffer has also been a partner in Capital  Investments,  which invests in property and equipment in North Dakota.  Mr.  Shaffer's term on the Board of Directors will expire in 2002.

Woodcox, Jerry R. 57            Jerry R.  Woodcox,  who has been a  director  of BNC since  June  1995,  has   Member of the
                                served since 1970 as President  of Arrowhead  Cleaners and Laundry,  Inc., a   Compensation
                                laundry and dry cleaning  services  business  operating  in Bismarck,  North   Committee
                                Dakota. Mr. Woodcox's term on the Board of Directors will expire in 2002.

OTHER EXECUTIVE OFFICERS:

Peiler, Mark E.             29  Mark E.  Peiler has  served as  Investment  Officer  for BNC since May 1998.   N/A
                                From 1997 to 1998,  Mr.  Peiler  served as  Assistant  Vice  President/Asset
                                Liability  Management  with  MidAmerica  Bank,  and  from  1996  to  1997 as
                                Financial Analyst with BancServices  Company,  MidAmerica's  parent company.
                                From  1995 to  1996,  he was a  Registered  Representative  with  Prudential
                                Preferred in St. Louis Park, Minnesota.

Sorum, David J.             44  David J. Sorum has served as President of BNC National  Bank's branch office   N/A
                                in Fargo,  North  Dakota  since  November  1998.  Prior to joining  BNC,  he served as Senior Vice President for Community  First  National Bank,  Fargo,
                                ND, from 1997 to 1998, and as Market Manager for American  Federal Bank from
                                1995 to 1997.  From  1993 to 1995 he  served  as  Senior  Vice  President /
                                District Manager of Metropolitan Federal Bank, fsb, Fargo, North Dakota.


There are no family relationships among any of the directors or executive officers of BNC.

Board of Directors Meetings and Committees

         During 1999, the Board held 12 regular meetings. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 1999, the Audit Committee met three times and the Compensation Committee and Executive Committee did not meet. During 1999, each director attended at least 75 percent of the total of the Board and committee meetings which he was obligated to attend, other than Dr. Hipp whose professional responsibilities require occasional travel outside of the Bismarck area.

     The members of the Executive Committee are Tracy J. Scott (Chairperson) and Gregory K. Cleveland. The Executive Committee is authorized to exercise all powers of the Board of Directors to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

         The Audit Committee, on which Messrs. Johnsen and Shaffer serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board of Directors, (vi) reviewing all related party transactions and all other potential conflict of interest situations, and (vii) performing such other functions as may be prescribed by the Board.

         The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan and Incentive Bonus Plan and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Messrs. Hipp and Woodcox.

Director Compensation

         Each director who is not an employee of BNC is paid a director's fee of $7,200 per year and fees of $500 for each committee meeting attended. Directors are reimbursed for expenses incurred in attending board and committee meetings.

Principal Stockholders

         The following table sets forth, as of April 1, 2000, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.

                                                                 Percent of
                                      Number of shares           outstanding
   Name of beneficial owner (1)      beneficially owned          Common Stock
   ----------------------------      ------------------          ------------
   Tracy J. Scott..............      135,145 (2)(3)(4)(5)           5.6%
   Gregory K. Cleveland........      117,982 (2)(3)(4)(6)           4.9%
   Brad J. Scott...............       46,245 (2)(3)(4)              1.9%
   David A. Erickson...........      161,691 (2)(7)                 6.7%
   David J. Sorum..............        5,601 (3)                    *
   James D. LaBreche...........        7,190 (3)                    *
   Brenda L. Rebel.............        5,928 (2)(3)(4)              *
   John A. Hipp, M.D...........       88,150 (4)(8)                 3.7%
   Richard M. Johnsen, Jr......        5,650 (4)                    *
   John M. Shaffer.............        7,150 (4)                    *
   Jerry R. Woodcox............        3,150 (4)                    *
   BNC National Bank, as Trustee
     (the "Trustee") of the
     BNCCORP, Inc. 401(k)
     Savings Plan (9)..........      184,576                        7.7%
   All directors and executive
     officers as a group
     (11 persons)..............      422,887 (2)(3)(4)             17.3%

--------------------
 *     Less than 1 percent.
(1) The address of Mr. T. Scott, Mr. Erickson, and the "other named executive officers" is c/o BNCCORP, Inc., 322 East Main, Bismarck, North Dakota 58501, and the address of the Trustee is 322 East Main, Bismarck, North Dakota 58501.
(2) Includes the following number of shares allocated to such individual's accounts as of April 1, 2000 under the Company's 401(k) Savings Plan:
       Mr. T. Scott (16,483 shares), Mr. Cleveland (3,988 shares), Mr. B. Scott (20,149 shares), Mr. Erickson (38,871 shares), Ms. Rebel (3,022), and all directors and executive officers as a group (43,738 shares).
(3) Includes the following number of shares of restricted stock under the 1995 Stock Incentive Plan: Mr. T. Scott (7,508), Mr. Cleveland (7,257), Mr.B.Scott (2,533), Mr. Sorum (5,500), Mr. LaBreche (5,000), Ms. Rebel
       (601), and all directors and executive officers as a group (28,399).See "Stock Incentive Plan."
(4) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. T. Scott (10,834), Mr. Cleveland (15,257), Mr. B. Scott (7,413), Ms. Rebel (2,105), Dr. Hipp (650), Mr. Johnsen (650),
       Mr. Shaffer (650), Mr. Woodcox (650) and all directors and executive officers as a group (38,209).
(5)    Includes 1,000 shares owned by Mr. Scott's children.
(6) Includes 78,480 shares owned by Mr. Cleveland's wife and 13,000 shares under Gregory K. Cleveland PC Employees' Defined Benefit Plan.
(7)    Includes 38,820 shares owned by Mr. Erickson's wife.
(8) Includes 80,000 shares owned by John A. Hipp and Barbara K. Hipp LLLP#2, a limited liability limited partnership, and 7,500 shares owned by Dr. Hipp's children.
(9) Each participant of the Company's 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.

Compensation of Executive Officers

         The following table summarizes the compensation that BNC paid to its chief executive officer and each of its most highly compensated executive officers during the three year period ended December 31, 1999 whose total annual salary and bonus exceeded $100,000.


                                                  Summary Compensation Table

                                                                        Long-Term Compensation
                                                              --------------------------------------------
                                       Annual compensation              Awards                 Payouts
                                       --------------------   ----------------------------   -------------
                                                                               Securities     Long-Term
                                                               Restricted      Underlying     Incentive          All other
    Name and principal                                            Stock        Options           Plan           compensation
         position             Year      Salary      Bonus      Awards ($)         (#)        Payouts ($)           (3)(4)
 --------------------------   ------   ---------    -------   --------------   -----------   -------------   -------------------

 Tracy J. Scott...........     1999    $200,000        $ -                -             -               -          $6,398
    Chairman of The Board      1998     200,000          -                -        12,000               -          6,434
     and Chief Executive       1997     178,000          -                -             -               -          6,220
     Officer

 Gregory K. Cleveland.....     1999     175,000          -                -             -               -          6,398
    President and Chief        1998     175,000          -                -        24,000               -          6,434
     Operating Officer         1997     150,000          -                -             -               -          5,970

 Brad J. Scott............     1999     120,000     48,234                -             -               -          5,198
    Executive Vice             1998     120,000     12,263                -         9,000               -          5,234
     President,                1997     120,000          -                -             -               -          5,020
     BNC National Bank

 David J. Sorum...........     1999     100,000          -        59,125(1)             -               -           198
    President of BNC           1998      20,513          -                -             -               -            -
     National Bank's           1997           -          -                -             -               -            -
     Fargo Branch (5)

 James D. LaBreche........     1999     119,359          -        46,250(2)             -               -           116
    President of BNC           1998           -          -                -             -               -            -
     National Bank of          1997           -          -                -             -               -            -
     Minnesota (6)


--------------------
(1) 5,500 shares of restricted stock were granted in 1999 to the named individual and were valued at $32,313 as of December 31, 1999 (based on the closing price of the Company's Common Stock at December 31, 1999 of $5.875 per share). This restricted share award will vest in 10 percent increments through 2008.

(2) 5,000 shares of restricted stock were granted in 1999 to the named individual and were valued at $29,375 as of December 31, 1999 (based on the closing price of the Company's Common Stock at December 31, 1999 of $5.875 per share). This restricted share award will vest 60 percent in 2002 and an additional 20 percent in each of 2003 and 2004.

(3) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. T. Scott ($5,000 in 1999, $5,000 in 1998, and $4,750 in 1997), Mr. Cleveland ($5,000 in
         1999,  $5,000 in 1998, and $4,500 in 1997), and Mr. B. Scott ($5,000 in
         1999,  $5,000 in 1998, and $4,750 in 1997);  and (ii) premium  payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts: Mr. T. Scott ($1,398 in 1999, $1,434 in 1998, and $1,470 in 1997), Mr. Cleveland ($1,398 in
         1999,  $1,434 in 1998, and $1,470 in 1997), Mr. B. Scott ($198 in 1999,
         $234 in 1998,  and $270 in 1997),  Mr.  Sorum  ($198 in 1999),  and Mr.
         LaBreche ($116 in 1999).

(4) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

(5)      Mr. Sorum joined the Company in October 1998.

(6)      Mr. LaBreche joined the Company in February 1999.

Options/SAR Grants During 1999

         There were no stock options or stock appreciation rights granted during the year ended December 31, 1999 to any of the named executive officers.

Aggregated Option/SAR Exercises in Last Fiscal Year And Year-end Option/SAR
Values

         The number and value of unexercised stock options held by the Company's chief executive officer and each of its most highly compensated executive officers at December 31, 1999, whose annual salary and bonus exceeded $100,000, is set forth in the following table. The Company has not granted any stock appreciation rights. No stock options were exercised by these individuals during the year ended December 31, 1999.

                                                         Value of Unexercised
                        Number of Unexercised            In-the-Money Options
Name                Options at December 31, 1999        at December 31, 1999 (1)
----               -------------------------------   ---------------------------
                   -------------------------------   ---------------------------
                   Exercisable      Unexercisable    Exercisable   Unexercisable
                   ------------    --------------   ------------  -------------
Tracy J. Scott        8,434           9,600            $  0           $  0

Gregory K.
  Cleveland          10,457          19,200               0              0

Brad J. Scott         5,613           7,200               0              0

David J. Sorum           0               0                0              0

James D. LaBreche        0               0                0              0

--------------------

(1) Calculated based on the market price at December 31, 1999, less the share price to be paid upon exercise.


Compensation Committee Interlocks and Insider Participation

No executive officer of the Company served in 1999 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

The Compensation Committee of the Board of Directors, which is comprised of two non-employee directors, Messrs. Hipp and Woodcox (the "Committee"), provides overall guidance as to the Company's executive compensation programs and administers the Company's stock option plan.

The Company's executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company's executive officers and other key employees of the Company should be competitive with other similar size companies in the financial services industry while, within the Company, being fair and discriminating on the basis of individual performance. Annual awards of stock options are intended to retain executives and key employees and to motivate them to improve long-term stock market performance.

Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of base salary and incentive bonuses. Equity based opportunities are provided on a long-term basis under the 1995 Stock Incentive Plan.

Base Salary. The Committee believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position. An executive's position within a salary range is based upon his or her past performance, job duties, scope of responsibilities and expected future contributions. Most recent past performance is a prime determinant. The Committee considers salaries of executive officers within the context of an external survey of executive compensation of peer banks. Individual salary increases are based upon an assessment of the peer group average salary, the salary budget for the Company and the executive's performance. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

There were no increases in the base salaries of the named executive officers during 1999 due to the Company's recent financial performance and the Committee's determination that base salaries are competitive and reflective of executive officer responsibilities.

Incentive Bonuses. In June 1995, the Company adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, each full-time employee of BNC is eligible to receive a cash bonus based on a percentage of his or her salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Key performance indicators are generally balanced between growth, profit, asset quality and productivity. Additionally, the Incentive Plan includes performance "triggers" which, even though individual key performance targets may be achieved, preclude the payment of bonuses if overall targets, such as average return on stockholders' equity, are not achieved. Designated individuals are also eligible to receive an additional annual cash bonus based on a percentage of their annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

No incentive bonuses were paid to executive officers during 1999 because the Company did not achieve its targeted financial performance. The bonus paid to Mr. B. Scott during 1999 was a production-based bonus paid under the Company's lender compensation program.

Stock Incentive Plan. In June 1995, BNC adopted the 1995 Stock Incentive Plan (the "Stock Plan") to provide long-term incentives to its key employees, including officers and directors who are employees of BNC (the "Eligible Employees"). Under the Stock Plan, which is administered by the Committee, BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof. The Committee establishes the exercise price of any stock options granted under the Stock Plan, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

There were no equity-based incentives granted under the Stock Plan during 1999. The restricted stock grants to Messrs. Sorum and LaBreche were granted in connection with their recruitment and vest in accordance with the schedules presented in the summary compensation table above.

Compensation of the Chief Executive Officer. The Committee makes recommendations to the Board regarding the compensation of the Chief Executive Officer (the
"CEO").  The CEO does not  participate  in  discussions  about his  compensation matters or in the making of recommendations by the Committee of his compensation. The Board must approve all compensation actions regarding the CEO. The Board approved all transactions that were recommended by the Committee related to the compensation of the CEO for the 1999 fiscal year. The CEO's base salary was not adjusted during 1999. Additionally, no cash or equity-based incentive bonuses were paid or granted due to the fact that the Company did not achieve its targeted financial performance.

Submitted by the Compensation Committee:

John A. Hipp, M.D.
Jerry R. Woodcox

Performance Graph

         The graph below compares the cumulative total stockholder return of BNC's Common Stock from December 31, 1995 to December 31, 1999 with the cumulative total return on the S&P 500 Index and the Nasdaq Bank Stock Index. The performance graph assumes $100 invested in BNC's Common Stock and each of the S&P 500 Index and the Nasdaq Bank Stock Index on December 31, 1995 and, for the two indices, the reinvestment of dividends.


                                [GRAPH OMITTED]


                   12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
                  -----------  -----------  -----------  -----------  ----------
 The Company      $ 100.00      $ 123.46     $ 161.73     $ 106.17      $ 58.02
 S & P 500 Index    100.00        123.18       164.36       212.08       256.78
 Nasdaq Bank
  Stock Index       100.00        132.03       221.06       219.46       210.97


Employment Agreements

         BNC has employment agreements with each of Tracy J. Scott, Gregory K. Cleveland, David J. Sorum and James D. LaBreche, (the "Executives"). Each of the Executives' employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Committee. The employment agreements with Messrs. Scott and Cleveland, each entered into in May 1995, provide for minimum annual salaries of $156,000 and $128,000, respectively. Mr. Sorum's employment agreement, entered into in October 1998, provides for a minimum annual salary of $100,000. The agreement for Mr. LaBreche, entered into in March 1999, provides for a minimum annual salary of $140,000. Each of the employment agreements has an initial term of three years and thereafter automatically renews for consecutive one-year terms unless either the Company or the Executive terminates the agreement upon 90 day's notice prior to such automatic renewal.

         Under the employment agreements, each Executive receives such benefits as the Company provides under its employee benefits plan for its employees generally, or for its senior executive officers in particular, on the same terms as are applicable to other senior executives of the Company. If either Mr. Scott's or Mr. Cleveland's employment is terminated for any reason other than death, disability, or cause (as defined in the agreements), or if they terminate their employment for good reason (as defined in the agreements), or following a change in control (as defined in the agreements), then the Company must pay them a lump-sum amount equal to three times their current annual compensation. If the employment of the other Executives is terminated following a change of control (as defined in the agreements) of the Company, then these Executives will be paid a lump-sum payment equal to three times their current annual compensation. If the employment of Mr. LaBreche is terminated for any reason other than death, disability, or cause, or if he terminates his employment for good reason, except in the event of a change in control of the Company, then he will be paid a lump-sum equal to 1/12 of his current annual compensation multiplied by the number of months remaining under the employment agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with Nasdaq Stock Market. BNC believes that all of the persons obligated to file these reports complied with all the filing requirements applicable to them with respect to transactions during 1999, other than Mr. Woodcox, a director of the Company, who made a late filing in 1999 reporting a purchase of shares of Common Stock.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The executive officers, directors and principal stockholders of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC - North Dakota and BNC - Minnesota, (the "Banks"), and it is anticipated that such parties will continue to be customers of the Banks in the future. All outstanding loans and extensions of credit by the Banks to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1999, the aggregate balance of the Banks' loans and advances under existing lines of credit to these parties was approximately $1 million or .38% of the Banks' total loans.





                    PROPOSAL 2: APPROVAL AND RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP to act as principal independent accountants for BNC for the fiscal year ending December 31, 2000. The firm has audited the financial statements of BNC for the past six fiscal years and has advised BNC that neither the firm nor any of its partners has any connection during the past six years with BNC, in any capacity other than that of independent accountants and auditors. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

         The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for 2000.

                            AVAILABILITY OF FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available without charge upon written request to:

                  Gregory K. Cleveland
                  President & COO
                  BNCCORP, INC.
                  322 East Main
                  Bismarck, ND 58501



                                  MISCELLANEOUS

         The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

         Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

         Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2001 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 3, 2001.

         Under BNC's By-laws, advance notice of stockholder proposals must be received by March 24, 2001 in order to be considered at the 2001 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

                               By Order of the Board of Directors


                                           Annette Eckroth
                                           Secretary
Bismarck, North Dakota
May 8, 2000

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  BNCCORP, INC.

The undersigned hereby appoints Tracy J. Scott and Gregory K. Cleveland, or each of them, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, par value $.01 per share, of BNCCORP, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 2000 at 10:00 A.M., local time, and at any adjournments thereof, upon the following matters set forth in the notice of such meeting.


The Board of Directors recommends a vote FOR the nominee(s) listed below.

1. Election of Directors.

   FOR [  ] The nominee(s) listed below (except as marked to the contrary below)

            WITHHOLD AUTHORITY [ ] to vote for the nominee listed below.

   INSTRUCTIONS:    To withhold  authority  to  vote for any  nominee,  strike a line through the nominee's name below:

                               James D. LaBreche
                               Brenda L. Rebel
                               Brad J. Scott

2. Ratify selection of Arthur Andersen LLP as the Company's independent public accountants for 2000.

   [   ] FOR        [   ] AGAINST     [   ] ABSTAIN


                            (Please See Reverse Side)

This Proxy, when properly executed, will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1, and FOR Proposal 2.

                                                       Date:              , 2000

                             Signature of Stockholder

                             Signature if held jointly

         Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label to the left. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.